Hospitality Properties Trust Exhibit 99.2 First Quarter 2018 Supplemental Operating and Financial Data InterContinental Toronto Yorkville Toronto, ON Operator: InterContinental Hotels Group Guest Rooms: 208 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7,8 Investor Information 9 Research Coverage 10 FINANCIALS Key Financial Data 12 Condensed Consolidated Balance Sheets 13 Condensed Consolidated Statements of Income 14 TABLE OF CONTENTS TABLE Notes to Condensed Consolidated Statements of Income 15 Condensed Consolidated Statements of Cash Flows 16 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 FF&E Reserve Escrows 20 Property Acquisition and Disposition Information Since January 1, 2018 21 Calculation of EBITDA and Adjusted EBITDA 22 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 23 Non-GAAP Financial Measures Definitions 24 OPERATING AGREEMENTS AND PORTFOLIO INFORMATION Portfolio by Operating Agreement and Manager 26 Portfolio by Brand 27 Operating Agreement Information 28-30 Operating Statistics by Hotel Operating Agreement and Manager 31 Coverage by Operating Agreement and Manager 32 Hospitality Properties Trust 2 Supplemental Operating and Financial Data, March 31, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR HOTEL MANAGERS’ OR TENANTS’ ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US, • OUR ABILITY TO COMPETE FOR ACQUISITIONS EFFECTIVELY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATIONS TO IMPROVE OUR HOTELS' RATES AND OCCUPANCIES, • OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR CREDIT RATINGS, • THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY CURRENT AND DEFERRED RENT AMOUNTS AND OTHER OBLIGATIONS DUE TO US, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • CHANGES IN FEDERAL OR STATE TAX LAWS, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS, • COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA INTERNATIONAL HOTELS CORPORATION, OR SONESTA, RMR INC., THE RMR GROUP LLC, OR RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM. Hospitality Properties Trust 3 Supplemental Operating and Financial Data, March 31, 2018

FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS, • AS OF MARCH 31, 2018, APPROXIMATELY 74% OF OUR AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITIES AND WILLINGNESS TO PAY. WE CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF OUR PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US WHICH THEY GUARANTY OR SECURE, OR REGARDING OUR MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US. MOREOVER, THE SECURITY DEPOSITS WE HOLD ARE NOT SEGREGATED FROM OUR OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN US RECORDING INCOME, BUT WILL NOT RESULT IN US RECEIVING ADDITIONAL CASH. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS AS OF MARCH 31, 2018 WAS NOT SECURED BY GUARANTEES OR SECURITY DEPOSITS, • THE $35.7 MILLION LIMITED GUARANTY FROM WYNDHAM WORLDWIDE CORPORATION, OR WYNDHAM, WAS DEPLETED DURING THE YEAR ENDED DECEMBER 31, 2017. WE DO NOT HOLD A SECURITY DEPOSIT WITH RESPECT TO AMOUNTS DUE UNDER THE WYNDHAM AGREEMENT. WYNDHAM HAS PAID 85% OF THE MINIMUM RETURNS DUE TO US FOR THE THREE MONTHS ENDED MARCH 31, 2018. WE CAN PROVIDE NO ASSURANCE AS TO WHETHER WYNDHAM WILL CONTINUE TO PAY AT LEAST THE GREATER OF AVAILABLE HOTEL CASH FLOWS AFTER PAYMENT OF HOTEL OPERATING EXPENSES AND 85% OF THE MINIMUM RETURNS DUE TO US OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS, • WE HAVE NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO US FROM OUR MARRIOTT NO. 1 OR OUR SONESTA HOTEL AGREEMENTS. ACCORDINGLY, WHEN WE RECEIVE THE CONTRACTUAL AMOUNTS DUE TO US UNDER THESE CONTRACTS, SUCH AMOUNTS MAY BE LESS THAN THE MINIMUM RETURNS STATED IN THOSE MANAGEMENT CONTRACTS, • WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. WE CURRENTLY EXPECT TO FUND APPROXIMATELY $189.7 MILLION DURING THE LAST NINE MONTHS OF 2018 AND $122.1 MILLION IN 2019 FOR RENOVATIONS AND OTHER CAPITAL IMPROVEMENT COSTS AT CERTAIN OF OUR HOTELS. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. OPERATING RESULTS AT OUR HOTELS MAY DECLINE AS A RESULT OF HAVING ROOMS OUT OF SERVICE OR OTHER DISRUPTIONS DURING RENOVATIONS. ALSO, WHILE OUR FUNDING OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS’ OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD, • WE CURRENTLY EXPECT TO PURCHASE FROM TA DURING THE LAST NINE MONTHS OF 2018 APPROXIMATELY $38.3 MILLION OF CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN THIS BUDGETED AMOUNT. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS DUE TO US, • HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY AND IN THE GEOGRAPHIC AREAS WHERE OUR PROPERTIES ARE LOCATED. IF ECONOMIC ACTIVITY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED, FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS FORWARD • HOTEL AND OTHER COMPETITIVE FORMS OF TEMPORARY LODGING SUPPLY (FOR EXAMPLE, AIRBNB) HAVE BEEN INCREASING AND MAY AFFECT OUR HOTEL OPERATORS' ABILITY TO GROW AVERAGE DAILY RATE, OR ADR, AND OCCUPANCY, AND ADR AND OCCUPANCY COULD DECLINE DUE TO INCREASED COMPETITION WHICH MAY CAUSE OUR HOTEL OPERATORS TO BECOME UNABLE TO PAY OUR RETURNS OR RENTS, • IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS, IF FUEL EFFICIENCIES, THE USE OF ALTERNATIVE FUELS OR TRANSPORTATION TECHNOLOGIES REDUCE THE DEMAND FOR PRODUCTS AND SERVICES TA SELLS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED THEIR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND ANY EXPECTED ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT OR LEASE ARRANGEMENTS WE EXPECT TO ENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE, Hospitality Properties Trust 4 Supplemental Operating and Financial Data, March 31, 2018

• AT MARCH 31, 2018, WE HAD $16.8 MILLION OF CASH AND CASH EQUIVALENTS, $914.0 MILLION AVAILABLE UNDER OUR $1.0 BILLION REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS. THESE STATEMENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, CERTAIN OF THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOWS TO US. OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND • MARRIOTT INTERNATIONAL, INC., OR MARRIOTT, HAS NOTIFIED US THAT IT DOES NOT INTEND TO EXTEND ITS LEASE FOR OUR RESORT HOTEL ON KAUAI, HAWAII WHEN THAT LEASE EXPIRES ON DECEMBER 31, 2019 AND WE INTEND TO HAVE DISCUSSIONS WITH MARRIOTT ABOUT THE FUTURE OF THIS HOTEL. THESE STATEMENTS MAY IMPLY THAT MARRIOTT WILL NOT OPERATE THIS HOTEL IN THE FUTURE OR THAT WE MAY RECEIVE LESS CASH FLOWS FROM THIS HOTEL IN THE FUTURE. OUR DISCUSSIONS WITH MARRIOTT HAVE BEGUN. AT THIS TIME WE CANNOT PREDICT HOW OUR DISCUSSIONS WITH MARRIOTT WILL IMPACT THE FUTURE OF THIS HOTEL. FOR EXAMPLE, THIS HOTEL MAY CONTINUE TO BE OPERATED BY MARRIOTT ON DIFFERENT CONTRACT TERMS THAN THE CURRENT LEASE, WE MAY IDENTIFY A DIFFERENT OPERATOR FOR THIS HOTEL OR THE CASH FLOWS WHICH WE RECEIVE FROM OUR OWNERSHIP OF THIS HOTEL MAY BE DIFFERENT THAN THE RENT WE NOW RECEIVE. ALSO, ALTHOUGH THE CURRENT LEASE EXPIRES ON DECEMBER 31, 2019, WE AND MARRIOTT MAY AGREE UPON A DIFFERENT TERMINATION DATE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS’ OR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS FORWARD  THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS”, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. Hospitality Properties Trust 5 Supplemental Operating and Financial Data, March 31, 2018

CORPORATE INFORMATION Radisson Hotel Salt Lake City Downtown Salt Lake City, UT Operator: Radisson Hotel Group Guest Rooms: 381 Hospitality Properties Trust Supplemental Operating and Financial Data, March 31, 2018

COMPANY PROFILE

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, we, our, or us, is a real estate investment trust, or REIT. As of March 31, 2018, we owned 323 hotels and 199 travel centers located in 45 states, Puerto Rico and Canada. Our properties are operated by other companies under long term management or lease agreements. We have been investment grade rated since 1998 and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing HPT, RMR manages Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, Select Income REIT, a REIT that owns properties that are primarily net leased to single tenants, Government Properties Income Trust, a REIT that primarily owns properties throughout the U.S. that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants, and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System (including all the travel centers that HPT owns), convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels (including some of the hotels that HPT owns) and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of March 31, 2018, RMR had $30.0 billion of real estate assets under management and the combined RMR managed companies had approximately $11.0 billion of annual revenues, over 1,700 properties and approximately 52,000 employees. We believe that being managed by RMR is a competitive advantage for HPT because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

(t) (617) 964-8389
(f) (617) 969-5730

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: HPT

Senior Unsecured Debt Ratings:

Standard & Poor's: BBB-
Moody's: Baa2

Key Data (as of March 31, 2018):

(dollars in 000s)

Total properties:		522
Hotels		323
Travel centers		199
Number of hotel rooms/suites		49,902
Q1 2018 total revenues	$	528,633
Q1 2018 net income available for common shareholders	$	80,206
Q1 2018 Normalized FFO available for common shareholders[1]	$	154,868

(1) See pages 23-24 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income available for common shareholders, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to these amounts.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

7

COMPANY PROFILE (continued)

COMPANY PROFILE

Operating Statistics by Operating Agreement (as of 3/31/18) (dollars in thousands):

Operating Agreement (1)	Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Annualized Minimum Return / Rent (2)	Percent of Total Annualized Minimum Return / Rent	Coverage (3) Q1	Coverage (3) LTM	RevPAR Change (4) Q1	RevPAR Change (4) LTM
Marriott (No. 1)	53	7,609	$ 69,249	8%	0.92x	1.23x	(0.5%)	(2.1%)
Marriott (No. 234)	68	9,120	106,869	13%	0.97x	1.11x	(0.8%)	0.1%
Marriott (No. 5)	1	356	10,321	1%	1.10x	0.96x	11.3%	10.3%
Subtotal / Average Marriott	122	17,085	186,439	22%	0.96x	1.15x	—%	(0.4%)
InterContinental	99	16,237	189,261	22%	0.94x	1.13x	2.6%	1.0%
Sonesta	49	8,326	110,379	13%	0.43x	0.74x	(2.3%)	—%
Wyndham	22	3,579	29,010	4%	0.29x	0.84x	1.4%	0.3%
Hyatt	22	2,724	22,037	3%	1.06x	1.12x	(0.1%)	0.9%
Radisson	8	1,579	12,920	2%	1.28x	1.37x	2.5%	2.3%
Morgans	1	372	7,595	1%	1.01x	0.74x	(5.0%)	(7.5%)
Subtotal / Average Hotels	323	49,902	557,641	67%	0.82x	1.04x	0.6%	0.2%
TA (No. 1)	40	825	53,002	6%	1.57x	1.65x	N/A	N/A
TA (No. 2)	40	957	53,934	6%	1.57x	1.59x	N/A	N/A
TA (No. 3)	39	909	54,222	6%	1.49x	1.57x	N/A	N/A
TA (No. 4)	40	1,091	54,600	7%	1.48x	1.49x	N/A	N/A
TA (No. 5)	40	1,148	69,773	8%	1.66x	1.64x	N/A	N/A
Subtotal / Average Travel Centers	199	4,930	285,531	33%	1.56x	1.59x	N/A	N/A
Total / Average	522	49,902 / 4,930	$ 843,172	100%	1.07x	1.23x	0.6%	0.2%

(1) See pages 28 through 30 for additional information regarding each of our operating agreements.

(2) Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

(3) We define coverage as total property level revenues minus all property level expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to us divided by the minimum returns or rents due to us (which data is provided to us by our managers or tenants). Coverage amounts for our agreement with InterContinental Hotels Group, plc, or InterContinental, and our Sonesta and TA No. 4 agreements include data for certain hotels and travel centers for periods prior to when we acquired ownership of them. Coverage amounts for our agreement with Radisson Hotel Group (formerly Carlson Hotels Worldwide), or Radisson, exclude data for certain hotels we sold during the period presented.

(4) RevPAR is defined as hotel room revenue per day per available room. RevPAR change is the RevPAR percentage change in the period ended March 31, 2018 over the comparable year earlier period. RevPAR amounts for our InterContinental and Sonesta agreements include data for periods prior to our ownership of certain hotels. RevPAR amounts for our agreement with Radisson exclude data for periods prior to our sale of certain hotels.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
8

INVESTOR INFORMATION Board of Trustees Donna D. Fraiche John L. Harrington William A. Lamkin Independent Trustee Lead Independent Trustee Independent Trustee John G. Murray Adam D. Portnoy Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management John G. Murray Mark L. Kleifges Ethan S. Bornstein President and Chief Operating Officer Chief Financial Officer and Treasurer Senior Vice President Contact Information Investor Relations Inquiries Hospitality Properties Trust Financial inquiries should be directed to Mark L. Kleifges, Two Newton Place Chief Financial Officer and Treasurer, at (617) 964-8389 255 Washington Street, Suite 300 or mkleifges@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 Investor and media inquiries should be directed to (f) (617) 969-5730 Katie Strohacker, Senior Director, Investor Relations at (email) info@hptreit.com (617) 796-8232, or kstrohacker@rmrgroup.com. (website) www.hptreit.com Hospitality Properties Trust 9 Supplemental Operating and Financial Data, March 31, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Baird
Michael Bellisario
(414) 298-6130
mbellisario@rwbaird.com

D.A. Davidson & Co.
James O. Lykins
(503) 603-3041
jlykins@dadco.com

B. Riley | FBR
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Stifel Nicolaus
Simon Yarmak
(443) 224-1345
yarmaks@stifel.com

Wells Fargo Securities
Jeffrey Donnelly
(617) 603-4262
jeff.donnelly@wellsfargo.com

Debt Research Coverage

Wells Fargo Securities
Thierry Perrein
(704) 715-8455
thierry.perrein@wellsfargo.com

Rating Agencies

Moody's Investors Service
Griselda Bisono
(212) 553-4985
griselda.bisono@moodys.com

Standard & Poor's
Michael Souers
(212) 438-2508
michael.souers@standardandpoors.com

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding HPT's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management. HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
10

FINANCIALS Staybridge Suites San Antonio NW Medical Center San Antonio, TX Operator: InterContinental Hotels Group Guest Rooms: 118 Hospitality Properties Trust Supplemental Operating and Financial Data, March 31, 2018

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Selected Balance Sheet Data:					
Total gross assets (1)	$ 9,980,751	$ 9,934,863	$ 9,864,205	$ 9,621,016	$ 9,380,278
Total assets	$ 7,120,874	$ 7,150,385	$ 7,144,467	$ 6,973,448	$ 6,789,434
Total liabilities	$ 4,370,900	$ 4,394,963	$ 4,355,012	$ 4,193,250	$ 3,976,348
Total shareholders' equity	$ 2,749,974	$ 2,755,422	$ 2,789,455	$ 2,780,198	$ 2,813,086
Selected Income Statement Data:					
Total revenues	$ 528,633	$ 535,142	$ 577,588	$ 570,603	$ 488,602
Net income available for common shareholders	$ 80,206	$ 31,545	$ 85,728	$ 60,699	$ 25,843
Adjusted EBITDA (2) (3)	$ 202,956	$ 135,312	$ 223,469	$ 220,297	$ 194,576
Funds from operations (FFO) available for common shareholders (4)	$ 179,823	$ 131,393	$ 174,585	$ 155,854	$ 119,294
Normalized FFO available for common shareholders (3) (4)	$ 154,868	$ 87,865	$ 175,458	$ 173,604	$ 148,807
Per Share Data (basic and diluted):					
Net income available for common shareholders	$ 0.49	$ 0.19	$ 0.52	$ 0.37	$ 0.16
FFO available for common shareholders (4)	$ 1.10	$ 0.80	$ 1.06	$ 0.95	$ 0.73
Normalized FFO available for common shareholders (3) (4)	$ 0.94	$ 0.54	$ 1.07	$ 1.06	$ 0.91
Dividend Data:					
Annualized dividends paid per share during the period (5)	$ 2.08	$ 2.08	$ 2.08	$ 2.08	$ 2.04
Annualized dividend yield (at end of period) (6)	8.2%	7.0%	7.3%	6.6%	6.5%
Normalized FFO available for common shareholders payout ratio (3) (4)	55.3%	96.3%	48.6%	49.1%	56.0%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) See page 22 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to these amounts.

(3) Adjusted EBITDA and Normalized FFO available for common shareholders for the three months ended December 31, 2017 include $74,573, or $0.45 per share, of business management incentive fee expense.

(4) See page 23 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income available for common shareholders determined in accordance with GAAP to these amounts.

(5) On April 19, 2018, we declared a quarterly dividend of $0.53 per share ($2.12 per year) which we expect to pay on or about May 17, 2018 to shareholders of record on April 30, 2018.

(6) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

12

CONDENSED CONSOLIDATED BALANCE SHEETS (dollar amounts in thousands, except share data) As of March 31, As of December 31, 2018 2017 ASSETS Real estate properties: Land $ 1,668,664 $ 1,668,797 Buildings, improvements and equipment 7,794,387 7,758,862 Total real estate properties, gross 9,463,051 9,427,659 Accumulated depreciation (2,859,877) (2,784,478) Total real estate properties, net 6,603,174 6,643,181 Cash and cash equivalents 16,832 24,139 Restricted cash 59,533 73,357 Due from related persons 82,213 78,513 Other assets, net 359,122 331,195 Total assets $ 7,120,874 $ 7,150,385 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 86,000 $ 398,000 Unsecured term loan, net 399,252 399,086 Senior unsecured notes, net 3,592,291 3,203,962 Security deposits 119,356 126,078 Accounts payable and other liabilities 164,971 184,788 Due to related persons 9,030 83,049 Total liabilities 4,370,900 4,394,963 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,345,747 and 164,349,141 shares issued and outstanding, respectively 1,643 1,643 Additional paid in capital 4,542,206 4,542,307 Cumulative net income 3,468,938 3,310,017 Cumulative other comprehensive income 550 79,358 CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Cumulative preferred distributions (343,412) (343,412) Cumulative common distributions (4,919,951) (4,834,491) Total shareholders' equity 2,749,974 2,755,422 Total liabilities and shareholders' equity $ 7,120,874 $ 7,150,385 Hospitality Properties Trust 13 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except share data) For the Three Months Ended March 31, 2018 2017 Revenues: Hotel operating revenues (1) $ 445,276 $ 408,236 Rental income (2) 81,993 79,139 FF&E reserve income (3) 1,364 1,227 Total revenues 528,633 488,602 Expenses: Hotel operating expenses (1) 314,982 282,723 Depreciation and amortization 99,617 93,451 General and administrative (4) 11,734 32,346 Total expenses 426,333 408,520 Operating income 102,300 80,082 Dividend income 626 626 Unrealized gains and losses on equity securities, net (5) 24,955 — Interest income 292 257 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,478 and $2,152, respectively) (47,540) (43,566) Income before income taxes and equity in earnings of an investee 80,633 37,399 Income tax expense (471) (356) Equity in earnings of an investee 44 128 Net income 80,206 37,171 Preferred distributions — (1,435) Excess of liquidation preference over carrying value of preferred shares redeemed (6) — (9,893) Net income available for common shareholders $ 80,206 $ 25,843 Weighted average common shares outstanding (basic) 164,199 164,120 Weighted average common shares outstanding (diluted) 164,219 164,149 Net income available for common shareholders per common share (basic and diluted) $ 0.49 $ 0.16 CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED See Notes to Condensed Consolidated Statements of Income on page 15. Hospitality Properties Trust 14 Supplemental Operating and Financial Data, March 31, 2018

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollar amounts in thousands, except share data) (1) At March 31, 2018, we owned 323 hotels; 320 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At March 31, 2018, we also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. Our condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotels had net operating results that were, in the aggregate, $27,586 and $16,924 less than the minimum returns due to us in the three months ended March 31, 2018 and 2017, respectively. When managers of these hotels are required to fund the shortfalls under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $10,851 and $6,662 in the three months ended March 31, 2018 and 2017, respectively. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. We had shortfalls at certain of our managed hotel portfolios not funded by the managers of these hotels under the terms of our management agreements of $17,769 and $11,889 in the three months ended March 31, 2018 and 2017, respectively, which represent the unguaranteed portions of our minimum returns from Marriott, Sonesta and Wyndham. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $1,275 and $2,791 more than the minimum returns due to us in the three months ended March 31, 2018 and 2017, respectively. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us pursuant to the terms of the respective agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our condensed consolidated statements of income as an increase to hotel operating expenses. We had $1,275 and $1,504 of guarantee and security deposit replenishments in the three months ended March 31, 2018 and 2017, respectively. (2) Rental income includes $3,079 and $3,008 in the three months ended March 31, 2018 and 2017, respectively, of adjustments necessary to record scheduled rent increases under certain of our leases, the deferred rent obligations under our travel center leases and the estimated future payments to us under our travel center leases for the cost of removing underground storage tanks on a straight line basis. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. General and administrative expense includes $19,620 of estimated business management incentive fee expense for the three months ended March 31, 2017. No estimated business management incentive fee expense was recorded for the three months ended March 31, 2018. (5) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018. (6) In February 2017, we redeemed all 11,600,000 of our outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and we reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount. NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED NOTES TO Hospitality Properties Trust 15 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Three Months Ended March 31, 2018 2017 Cash flows from operating activities: Net income $ 80,206 $ 37,171 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 99,617 93,451 Amortization of debt issuance costs and debt discounts and premiums as interest 2,478 2,152 Straight line rental income (3,079) (3,008) Security deposits received, replenished or (utilized) (6,724) 11,302 FF&E reserve income and deposits (17,923) (17,618) Unrealized gains and losses on equity securities, net (24,955) — Equity in earnings of an investee (44) (128) Other non-cash (income) expense, net (1,399) (979) Changes in assets and liabilities: Due from related persons (716) (676) Other assets (1,056) (9,536) Accounts payable and other liabilities (16,785) (20,703) Due to related persons (74,856) (33,573) Net cash provided by operating activities 34,764 57,855 Cash flows from investing activities: Real estate acquisitions and deposits — (153,749) Real estate improvements (26,483) (32,731) Net cash used in investing activities (26,483) (186,480) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, after discounts and premiums 389,976 598,246 Redemption of preferred shares — (290,000) Repurchase of convertible senior unsecured notes — (8,431) Borrowings under unsecured revolving credit facility 155,000 130,000 Repayments of unsecured revolving credit facility (467,000) (191,000) Deferred financing costs (3,522) (4,946) Repurchase of common shares (101) — Distributions to preferred shareholders — (6,601) Distributions to common shareholders (85,460) (83,777) Net cash provided by (used in) financing activities (11,107) 143,491 Increase (decrease) in cash and cash equivalents and restricted cash (2,826) 14,866 Increase (decrease) in restricted cash Hotel managers’ deposits in restricted cash 14,921 15,602 Hotel managers’ purchases with restricted cash (33,226) (21,335) Increase (decrease) in cash and cash equivalents and restricted cash (21,131) 9,133 Cash and cash equivalents and restricted cash at beginning of period 97,496 71,352 Cash and cash equivalents and restricted cash at end of period $ 76,365 $ 80,485 Supplemental disclosure of cash and cash equivalents and restricted cash: The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the condensed consolidated statements of cash flows: Cash and cash equivalents $ 16,832 $ 23,772 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Restricted cash 59,533 56,713 Total cash and cash equivalents and restricted cash $ 76,365 $ 80,485 Supplemental cash flow information: Cash paid for interest $ 61,162 $ 60,896 Cash paid for income taxes 193 158 Hospitality Properties Trust 16 Supplemental Operating and Financial Data, March 31, 2018

DEBT SUMMARY

DEBT SUMMARY

As of March 31, 2018
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:					
$1,000,000 unsecured revolving credit facility [1] [2]	2.977%	$ 86,000	7/15/18	$ 86,000	0.3
$400,000 unsecured term loan [2] [3]	2.864%	400,000	4/15/19	400,000	1.0
Subtotal / weighted average	2.884%	$ 486,000		$ 486,000	0.9
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2021	4.250%	$ 400,000	3/15/21	$ 400,000	3.0
Senior unsecured notes due 2022	5.000%	500,000	8/15/22	500,000	4.4
Senior unsecured notes due 2023	4.500%	500,000	6/15/23	500,000	5.2
Senior unsecured notes due 2024	4.650%	350,000	3/15/24	350,000	6.0
Senior unsecured notes due 2025	4.500%	350,000	3/15/25	350,000	7.0
Senior unsecured notes due 2026	5.250%	350,000	2/15/26	350,000	7.9
Senior unsecured notes due 2027	4.950%	400,000	2/15/27	400,000	8.9
Senior unsecured notes due 2028	3.950%	400,000	1/15/28	400,000	9.8
Senior unsecured notes due 2030	4.375%	400,000	2/15/30	400,000	11.9
Subtotal / weighted average	4.603%	$ 3,650,000		$ 3,650,000	7.0
Total / weighted average [4]	4.401%	$ 4,136,000		$ 4,136,000	6.3

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points per annum. We also pay a facility fee of 20 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of March 31, 2018. Subject to meeting conditions and payment of a fee, we may extend the maturity date of our credit facility to July 15, 2019.

(2) The maximum borrowing availability under our revolving credit facility and term loan combined may be increased up to $2,300,000 on certain terms and conditions.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 120 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of March 31, 2018. Our term loan is prepayable without penalty at any time.

(4) The carrying value of our total debt of $4,077,543 as of March 31, 2018 is net of unamortized discounts and premiums and certain issuance costs totaling $58,457.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
17

DEBT MATURITY SCHEDULE As of March 31, 2018 (dollars in thousands) Unsecured Unsecured Floating Fixed Year Rate Debt Rate Debt Total (3) 2018 $ 86,000 (1) $ — $ 86,000 2019 400,000 (2) — 400,000 2021 — 400,000 400,000 2022 — 500,000 500,000 2023 — 500,000 500,000 2024 — 350,000 350,000 2025 — 350,000 350,000 2026 — 350,000 350,000 DEBT MATURITY SCHEDULE DEBT MATURITY 2027 — 400,000 400,000 2028 — 400,000 400,000 2030 — 400,000 400,000 $ 486,000 $ 3,650,000 $ 4,136,000 Percent of total debt 11.8% 88.2% 100% (1) Represents amounts outstanding under our $1,000,000 revolving credit facility at March 31, 2018. Subject to meeting conditions and payment of a fee, we may extend the maturity date to July 15, 2019. (2) Represents amounts outstanding on our term loan at March 31, 2018. Our term loan is prepayable without penalty at any time. (3) The carrying value of our total debt of $4,077,543 as of March 31, 2018 is net of unamortized discounts and premiums and certain issuance costs totaling $58,457. Hospitality Properties Trust 18 Supplemental Operating and Financial Data, March 31, 2018

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Leverage Ratios:					
Total debt (1) / total gross assets (2)	41.4%	40.7%	41.1%	40.3%	39.8%
Total debt (1) / gross book value of real estate assets (3)	43.6%	42.8%	43.1%	42.4%	41.7%
Total debt (1) / total market capitalization (4)	49.8%	45.2%	46.4%	44.7%	41.9%
Secured debt (1) / total assets	0.0%	0.0%	0.0%	0.0%	0.0%
Variable rate debt (1) / total debt (1)	11.8%	19.7%	21.1%	17.5%	14.2%
Coverage Ratios:					
Adjusted EBITDA (5) (6) / interest expense	4.3x	2.9x	4.8x	4.9x	4.5x
Adjusted EBITDA (5) (6) / interest expense and preferred distributions	4.3x	2.9x	4.8x	4.9x	4.3x
Total debt (1) / annualized Adjusted EBITDA (5) (6)	5.1x	7.5x	4.5x	4.4x	4.8x
Public Debt Covenants:					
Total debt / adjusted total assets (7) - allowable maximum 60.0%	41.6%	40.9%	41.2%	40.3%	39.8%
Secured debt / adjusted total assets (7) - allowable maximum 40.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Consolidated income available for debt service (8) / debt service - required minimum 1.50x	4.11x	3.54x	4.56x	4.24x	3.79x
Total unencumbered assets (7) to unsecured debt - required minimum 150%	240.3%	244.7%	242.5%	248.3%	251.1%

(1) Debt amounts represent the principal balance as of the date reported. The carrying value of our total debt of $4,077,543 as of March 31, 2018 is net of unamortized discounts and premiums and certain issuance costs totaling $58,457.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) Gross book value of real estate assets is real estate properties at cost, before purchase price allocations, less impairment writedowns, if any.

(4) Total market capitalization is total debt plus the market value of our common and preferred shares at the end of each period.

(5) See page 22 for the calculation of EBITDA and Adjusted EBITDA, and a reconciliation of net income determined in accordance with GAAP to these amounts.

(6) Adjusted EBITDA for the three months ended December 31, 2017 includes $74,573 of business management incentive fee expense. Excluding business management incentive fee expense, Adjusted EBITDA / interest expense, Adjusted EBITDA / interest expense and preferred distributions and Total debt / annualized Adjusted EBITDA would have been 4.5x, 4.5x and 4.8x, respectively, for the three months ended December 31, 2017.

(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

(8) Consolidated income available for debt service for the three months ended December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017 includes $36,330, $873, $17,750 and $19,620, respectively, of business management incentive fee expense. No business management incentive fee expense was recorded for the three months ended March 31, 2018.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

19

FF&E RESERVE ESCROWS

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
FF&E reserves (beginning of period)	$ 73,357	$ 73,115	$ 58,911	$ 56,713	$ 60,456
Manager deposits	14,921	19,050	20,047	19,573	15,602
HPT fundings (2):					
Marriott No. 1	177	1,321	1,481	1,167	1,990
Marriott No. 234	3,680	—	1,975	—	—
Radisson (3)	—	8,030	15,398	—	—
Hotel improvements	(33,226)	(28,159)	(24,697)	(18,542)	(21,335)
FF&E reserves (end of period)	$ 59,533	$ 73,357	$ 73,115	$ 58,911	$ 56,713

(1) Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. Our management agreement with Wyndham requires FF&E reserve deposits subject to available cash flows, as defined in our Wyndham agreement. Our Sonesta agreement does not, and our former lease agreement with Morgans Hotel Group Co., or Morgans, did not, require FF&E reserve deposits. We own all the FF&E reserve escrows for our hotels. Our TA leases do not require FF&E escrow deposits, however, TA may request that we fund capital improvements in return for increases in TA's annual minimum rent. TA is not obligated to request and we are not obligated to fund any such improvements.

(2) Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund.

(3) We agreed to use the net proceeds from the sale of three hotels operated under our agreement with Radisson to partially fund certain renovations to the remaining hotels operated under the agreement. During the three months ended December 31, 2017 and September 30, 2017, we deposited net proceeds from the sales of these hotels of $8,030 and $15,398, respectively, into our FF&E reserves.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

20

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 (dollars in thousands) ACQUISITIONS We have not acquired any properties since January 1, 2018. DISPOSITIONS: We have not disposed of any properties since January 1, 2018. PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 SINCE JANUARY AND DISPOSITION INFORMATION ACQUISITION PROPERTY Hospitality Properties Trust 21 Supplemental Operating and Financial Data, March 31, 2018

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA [1]

(in thousands)

		For the Three Months Ended				
		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income		$ 80,206	$ 31,545	$ 85,728	$ 60,699	$ 37,171
Add (Less):	Interest expense	47,540	46,250	46,574	45,189	43,566
	Income tax expense (benefit) [2]	471	(5,045)	619	786	356
	Depreciation and amortization	99,617	99,848	98,205	95,155	93,451
EBITDA		227,834	172,598	231,126	201,829	174,544
Add (Less):	General and administrative expense paid in common shares [3]	77	811	818	718	412
	Estimated business management incentive fee [4]	—	(38,243)	873	17,750	19,620
	Loss on early extinguishment of debt [5]	—	146	—	—	—
	Gain on sale of real estate [6]	—	—	(9,348)	—	—
	Unrealized gains and losses on equity securities, net [7]	(24,955)				
Adjusted EBITDA		$ 202,956	$ 135,312	$ 223,469	$ 220,297	$ 194,576

(1) Please see page 24 for definitions of EBITDA and Adjusted EBITDA and a description of why we believe the presentation of these measures provide useful information to investors.

(2) We realized a $5,431 tax benefit in the three months ended December 31, 2017 related to new federal legislation referred to as the Tax Cut and Jobs Act, or the Tax Act.

(3) Amounts represent the equity compensation awarded to our trustees, our officers and certain other employees of RMR LLC.

(4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Adjusted EBITDA includes business management incentive fee expense of $74,573 in the three months ended December 31, 2017. Business management incentive fees for 2017 were paid in cash in January 2018.

(5) We recorded a $146 loss on early extinguishment of debt in the three months ended December 31, 2017 in connection with the redemption of certain senior unsecured notes.

(6) We recorded a $9,348 gain on sale of real estate in the three months ended September 30, 2017, in connection with the sales of three hotels.

(7) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
22

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS [(1)]

(dollar amounts in thousands, except share data)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income available for common shareholders	$ 80,206	$ 31,545	$ 85,728	$ 60,699	$ 25,843
Add: Depreciation and amortization	99,617	99,848	98,205	95,155	93,451
Gain on sale of real estate [(2)]	—	—	(9,348)	—	—
FFO available for common shareholders	179,823	131,393	174,585	155,854	119,294
Add: Estimated business management incentive fees [(3)]	—	(38,243)	873	17,750	19,620
Loss on early extinguishment of debt [(4)]	—	146	—	—	—
Excess of liquidation preference over carrying value of preferred shares redeemed [(5)]	—	—	—	—	9,893
Income tax benefit [(6)]	—	(5,431)	—	—	—
Unrealized gains and losses on equity securities, net [(7)]	(24,955)	—	—	—	—
Normalized FFO available for common shareholders	$ 154,868	$ 87,865	$ 175,458	$ 173,604	$ 148,807
Weighted average shares outstanding (basic)	164,199	164,192	164,149	164,123	164,120
Weighted average shares outstanding (diluted)	164,219	164,205	164,188	164,165	164,149
Basic and diluted per share common share amounts:					
Net income available for common shareholders (basic and diluted)	$ 0.49	$ 0.19	$ 0.52	$ 0.37	$ 0.16
FFO available for common shareholders	$ 1.10	$ 0.80	$ 1.06	$ 0.95	$ 0.73
Normalized FFO available for common shareholders	$ 0.94	$ 0.54	$ 1.07	$ 1.06	$ 0.91

(1) Please see page 24 for definitions of FFO and Normalized FFO available for common shareholders, a description of why we believe the presentation of these measures provides useful information to investors regarding our financial condition and results of operations and a description of how we use these measures.

(2) We recorded a $9,348 gain on sale of real estate in the three months ended September 30, 2017 in connection with the sales of three hotels.

(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Normalized FFO available for common shareholders until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Normalized FFO available for common shareholders includes business management incentive fee expense of $74,573 in the three months ended December 31, 2017. Business management incentive fees for 2017 were paid in cash in January 2018.

(4) We recorded a $146 loss on early extinguishment of debt in the three months ended December 31, 2017 in connection with the redemption of certain senior unsecured notes.

(5) In February 2017, we redeemed all 11,600,000 of our outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and we reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(6) We realized a $5,431 tax benefit in the three months ended December 31, 2017 related to the enactment of the Tax Act.

(7) Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TA common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

23

Non-GAAP Financial Measures Definitions Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 22. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income available for common shareholders and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. In calculating Adjusted EBITDA, we include business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 23. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and we exclude the excess of liquidation preference over carrying value of preferred shares redeemed, certain deferred tax benefits, loss on early extinguishment of debt and unrealized gains and losses on equity securities. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income. We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide NON-GAAP FINANCIAL MEASURES DEFINITIONS FINANCIAL NON-GAAP useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do. Hospitality Properties Trust 24 Supplemental Operating and Financial Data, March 31, 2018

OPERATING AGREEMENTS AND PORTFOLIO INFORMATION TA Travel Center, 10679 Lancaster Road SE I-70 at OH 37, Exit 12 Hebron, OH Operator: TravelCenters of America Hospitality Properties Trust Supplemental Operating and Financial Data, March 31, 2018

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

PORTFOLIO BY OPERATING AGREEMENT AND MANAGER

As of March 31, 2018

(dollars in thousands)

By Operating Agreement [(1)]:	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Percent of Total Number of Rooms or Suites (Hotels) / Acres (Travel Centers)	Investment [(2)]	Percent of Total Investment	Investment Per Room or Suite	Annual Minimum Return / Rent [(3)]	Percent of Total Annual Minimum Return / Rent
Marriott (no. 1)	53	10%	7,609	15%	$ 697,434	7%	$ 92	$ 69,249	8%
Marriott (no. 234)	68	13%	9,120	18%	1,007,044	10%	110	106,869	13%
Marriott (no. 5)	1	0%	356	1%	90,078	1%	253	10,321	1%
Subtotal / Average Marriott	122	23%	17,085	34%	1,794,556	18%	105	186,439	22%
InterContinental	99	19%	16,237	33%	2,040,168	21%	126	189,261	22%
Sonesta	49	9%	8,326	17%	1,470,612	15%	177	110,379	13%
Wyndham	22	4%	3,579	7%	393,800	4%	110	29,010	4%
Hyatt	22	4%	2,724	5%	301,942	3%	111	22,037	3%
Radisson	8	2%	1,579	3%	195,101	2%	124	12,920	2%
Morgans	1	0%	372	1%	120,000	1%	323	7,595	1%
Subtotal / Average Hotels	323	61%	49,902	100%	6,316,179	64%	127	557,641	67%
TA (No. 1)	40	8%	825	17%	679,853	7%	N/A	53,002	6%
TA (No. 2)	40	8%	957	19%	684,029	7%	N/A	53,934	6%
TA (No. 3)	39	7%	909	19%	638,558	7%	N/A	54,222	6%
TA (No. 4)	40	8%	1,091	22%	620,529	6%	N/A	54,600	7%
TA (No. 5)	40	8%	1,148	23%	888,581	9%	N/A	69,773	8%
Subtotal / Average Travel Centers	199	39%	4,930	100%	3,511,550	36%	N/A	285,531	33%
Total / Average	522	100%	49,902 / 4,930	100% / 100%	$ 9,827,729	100%	$ 127	$ 843,172	100%

(1) See pages 28 through 30 for additional information regarding each of our operating agreements.

(2) Represents historical cost of our properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations which do not result in increases in minimum returns or rents.

(3) Each of our management agreements or leases provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits as more fully described on pages 28 through 30. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to recognize rental income on a straight line basis in accordance with GAAP.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
26

PORTFOLIO BY BRAND

PORTFOLIO BY BRAND

As of March 31, 2018
(dollars in thousands)

Brand	Manager	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Land Acreage (Travel Centers)	Percent of Total Number of Rooms or Suites (Hotels) / Acres (Travel Centers)	Investment [1]	Percent of Total Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	14%	10,264	21%	$ 984,265	10%	$ 96
Sonesta ES Suites®	Sonesta	39	7%	4,730	9%	606,350	6%	128
Candlewood Suites®	InterContinental	61	11%	7,553	15%	586,490	6%	78
Royal Sonesta Hotels®	Sonesta	5	1%	1,960	5%	567,075	6%	289
Crowne Plaza®	InterContinental	10	2%	3,941	8%	558,535	6%	142
Residence Inn by Marriott®	Marriott	35	7%	4,488	9%	542,275	6%	121
Staybridge Suites®	InterContinental	19	3%	2,364	5%	331,496	3%	140
Hyatt Place®	Hyatt	22	4%	2,724	5%	301,942	3%	111
Sonesta Hotels & Resorts®	Sonesta	5	1%	1,636	3%	297,187	3%	182
Wyndham Hotels and Resorts® and Wyndham Grand®	Wyndham	6	1%	1,823	4%	292,051	3%	160
Kimpton® Hotels & Restaurants	InterContinental	3	1%	825	2%	272,213	3%	330
InterContinental Hotels and Resorts®	InterContinental	3	1%	800	2%	218,107	2%	273
Marriott Hotels and Resorts®	Marriott	2	0%	748	1%	131,224	1%	175
Radisson® Hotels & Resorts	Radisson	4	1%	969	2%	121,699	1%	126
The Clift Hotel®	Morgans	1	0%	372	1%	120,000	1%	323
TownePlace Suites by Marriott®	Marriott	12	2%	1,321	3%	112,035	1%	85
Hawthorn Suites®	Wyndham	16	3%	1,756	3%	101,749	1%	58
Country Inns & Suites® by Radisson	Radisson	4	1%	610	1%	73,402	1%	120
Holiday Inn®	InterContinental	3	1%	754	1%	73,327	1%	97
SpringHill Suites by Marriott®	Marriott	2	0%	264	0%	24,757	0%	94
Subtotal / Average Hotels		323	61%	49,902	100%	6,316,179	64%	127
TravelCenters of America®	TA	149	29%	3,544	72%	2,437,560	25%	N/A
Petro Stopping Centers®	TA	50	10%	1,386	28%	1,073,990	11%	N/A
Subtotal / Average Travel Centers		199	39%	4,930	100%	$ 3,511,550	36%	N/A
Total / Average		522	100%	49,902 / 4,930	100%	$ 9,827,729	100%	$ 127

(1) Represents historical cost of properties plus capital improvements funded by us less impairment writedowns, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations which do not result in increases in minimum returns or rents.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
27

OPERATING AGREEMENT INFORMATION As of March 31, 2018 (dollars in thousands) Marriott No. 1- We lease 53 Courtyard by Marriott® branded hotels in 24 states to one of our taxable REIT subsidiaries, or TRSs. The hotels are managed by a subsidiary of Marriott under a combination management agreement which expires in 2024; Marriott has two renewal options for 12 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Marriott for these 53 hotels. Accordingly, payment by Marriott of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after payment of operating expenses and funding of the FF&E reserve. In addition to our minimum return, this agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return and payment of certain management fees. Marriott No. 234- We lease 68 of our Marriott® branded hotels (one full service Marriott®, 35 Residence Inn by Marriott®, 18 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 22 states to one of our TRSs. The hotels are managed by subsidiaries of Marriott under a combination management agreement which expires in 2025; Marriott has two renewal options for 10 years each for all, but not less than all, of the hotels. We originally held a security deposit of $64,700 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2018, the available balance of this security deposit was $25,115. This security deposit may be replenished from a share of the hotels' available cash flows in excess of our minimum return and certain management fees. Marriott has also provided us with a $40,000 limited guaranty to cover payment shortfalls up to 90% of our minimum return after the available security deposit balance has been depleted, which expires in 2019. As of March 31, 2018, the available Marriott guaranty was $30,672. In addition to our minimum return, this agreement provides for payment to us of 62.5% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees and replenishment of the security deposit. This additional return amount is not guaranteed or secured by the security deposit. Marriott No. 5- We lease one Marriott® branded hotel in Kauai, HI to a subsidiary of Marriott under a lease that expires in 2019. Marriott has four renewal options for 15 years each. On August 31, 2016, Marriott notified us that it will not exercise its renewal option at the expiration of the current lease term ending on December 31, 2019. This lease is guaranteed by Marriott and OPERATING AGREEMENT INFORMATION OPERATING provides for increases in the annual minimum rent payable to us based on changes in the consumer price index. InterContinental- We lease 98 InterContinental branded hotels (19 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 10 Crowne Plaza®, three Holiday Inn® and three Kimpton® Hotels & Restaurants) in 28 states in the U.S. and Ontario, Canada to one of our TRSs. These 98 hotels are managed by subsidiaries of InterContinental under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to a subsidiary of InterContinental. The annual minimum return amount presented in the table on page 26 includes $7,912 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; InterContinental has two renewal options for 15 years each for all, but not less than all, of the hotels. As of March 31, 2018, we held a security deposit of $94,132 under this agreement to cover payment shortfalls of our minimum return. This security deposit, if utilized, may be replenished and increased up to $100,000 from the hotels' available cash flows in excess of our minimum return and certain management fees. Under this agreement, InterContinental is required to maintain a minimum security deposit of $37,000. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, if any, payment of our minimum return, payment of certain management fees and replenishment and expansion of the security deposit. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. These additional return amounts are not guaranteed or secured by the security deposit we hold. Hospitality Properties Trust 28 Supplemental Operating and Financial Data, March 31, 2018

OPERATING AGREEMENT INFORMATION As of March 31, 2018 (dollars in thousands) Sonesta- As of March 31, 2018, we leased our 49 Sonesta branded hotels (five Royal Sonesta Hotels®, five Sonesta Hotels & Resorts® and 39 Sonesta ES Suites® hotels) in 26 states to one of our TRSs. The hotels are managed by Sonesta under a combination management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of the hotels. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum return due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum return, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, management fees to Sonesta, our minimum return, an imputed FF&E reserve to us and reimbursement of operating loss or working capital advances, if any. Wyndham- We lease our 22 Wyndham branded hotels (six Wyndham Hotels and Resorts® and 16 Hawthorn Suites® hotels) in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Wyndham under a combination management agreement which expires in 2038; Wyndham has two renewal options for 15 years each for all, but not less than all, of the hotels. We also lease 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, or Wyndham Vacation, under a lease that expires in 2037; Wyndham Vacation has two renewal options for 15 years each for all, but not less than all, of the vacation units. The lease is guaranteed by Wyndham and provides for rent increases of 3% per annum. The annual minimum return amount presented in the table on page 26 includes $1,449 of minimum rent related to the Wyndham Vacation lease. We have a limited guaranty of $35,656 under this agreement to cover payment shortfalls of our minimum return, subject to an annual payment limit of $17,828. This guaranty expires in 2020. As of March 31, 2018, the Wyndham guaranty was depleted. This guaranty may be replenished from the hotels' available cash flows in excess of our minimum return. This agreement provides that if the hotel cash flows available after payment of hotel operating expenses are less than the minimum returns due to us and if the guaranty is depleted, to avoid a default Wyndham is required to pay us the greater of the available hotels' cash flows after payment of hotel operating expenses and 85% of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of hotel operating expenses, payment of our minimum return, funding of the FF&E reserve, if any, payment of certain management fees and reimbursement of any Wyndham guaranty advances. This additional return amount is not guaranteed. OPERATING AGREEMENT INFORMATION OPERATING Hyatt- We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by a subsidiary of Hyatt Hotels Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2018, the available Hyatt guaranty was $21,463. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Radisson- We lease our eight Radisson branded hotels (four Radisson® Hotels & Resorts and four Country Inns & Suites® by Radisson hotels) in six states to one of our TRSs and these hotels are managed by a subsidiary of Radisson under a combination management agreement which expires in 2035 and Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $40,000 under this agreement to cover payment shortfalls of our minimum return. As of March 31, 2018, the available Radisson guaranty was $34,283. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return. Also, this guaranty cap may be increased if we fund excess renovation costs under our agreement with Radisson. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Hospitality Properties Trust 29 Supplemental Operating and Financial Data, March 31, 2018

OPERATING AGREEMENT INFORMATION As of March 31, 2018 (dollars in thousands) Morgans- As of March 31, 2018, we leased The Clift Hotel® in San Francisco, CA to a subsidiary of Morgans. This lease was scheduled to expire in 2103 and required annual rent to us of $7,595, subject to future increases. During the three months ended March 31, 2018, all contractual rent due to us under the Morgans lease was paid to us. In December 2016, we notified Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without our consent was a breach of its lease obligations and shortly thereafter we commenced an unlawful detainer action in the California state courts to compel Morgans and SBE to surrender possession of this hotel to us. While we pursued this litigation, we were engaged in discussions with Morgans and SBE regarding this hotel. On March 14, 2018, we entered into a settlement agreement with Morgans and SBE. Pursuant to that settlement agreement, on May 8, 2018, the Morgans lease was terminated and Morgans surrendered possession of the hotel to us. The contractual rent due to us under the Morgans lease through May 8, 2018 was paid to us. We rebranded this hotel to the Royal Sonesta® brand and added it to our management agreement with Sonesta. TA No. 1- We lease 40 travel centers (36 TravelCenters of America® branded travel centers and four Petro Stopping Centers® branded travel centers) in 29 states to a subsidiary of TA under a lease that expires in 2029; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $27,421 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 2- We lease 40 travel centers (38 TravelCenters of America® branded travel centers and two Petro Stopping Centers® branded travel centers) in 27 states to a subsidiary of TA under a lease that expires in 2028; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $29,107 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 3- We lease 39 travel centers (38 TravelCenters of America® branded travel centers and one Petro Stopping Centers® branded travel center) in 29 states to a subsidiary of TA under a lease that expires in 2026; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $29,324 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  OPERATING AGREEMENT INFORMATION OPERATING TA No. 4- We lease 40 travel centers (37 TravelCenters of America® branded travel centers and three Petro Stopping Centers® branded travel centers) in 28 states to a subsidiary of TA under a lease that expires in 2030; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2015 non-fuel revenues). TA’s previously deferred rent of $21,233 is due at the expiration of the initial term of this lease. This lease is guaranteed by TA.  TA No. 5- We lease 40 Petro Stopping Centers® branded travel centers in 25 states to a subsidiary of TA under a lease that expires in 2032; TA has two renewal options for 15 years each for all, but not less than all, of these travel centers. In addition to the payment of our minimum rent, this lease provides for payment to us of percentage rent based on increases in total non-fuel revenues over base year levels (3% of non-fuel revenues above 2012 non-fuel revenues). TA’s previously deferred rent of $42,915 is due on June 30, 2024. This lease is guaranteed by TA.  Hospitality Properties Trust 30 Supplemental Operating and Financial Data, March 31, 2018

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT AND MANAGER

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended March 31, 2018	2017	Change
ADR					
Marriott (no. 1)	53	7,609	$ 130.81	$ 131.32	(0.4%)
Marriott (no. 234)	68	9,120	131.91	130.97	0.7%
Marriott (no. 5)	1	356	280.56	269.92	3.9%
Subtotal / Average Marriott	122	17,085	135.84	134.90	0.7%
InterContinental (1)	99	16,237	122.76	118.09	4.0%
Sonesta (1)	49	8,326	134.38	133.97	0.3%
Wyndham	22	3,579	93.69	92.67	1.1%
Hyatt	22	2,724	113.36	110.06	3.0%
Radisson (2)	8	1,579	123.38	120.82	2.1%
Morgans	1	372	302.59	293.88	3.0%
All Hotels Total / Average	323	49,902	$ 127.89	$ 125.58	1.8%
OCCUPANCY					
Marriott (no. 1)	53	7,609	62.7%	62.8%	-0.1 pts
Marriott (no. 234)	68	9,120	71.7%	72.8%	-1.1 pts
Marriott (no. 5)	1	356	96.4%	90.0%	6.4 pts
Subtotal / Average Marriott	122	17,085	68.2%	68.7%	-0.5 pts
InterContinental (1)	99	16,237	75.7%	76.7%	-1.0 pts
Sonesta (1)	49	8,326	63.2%	64.9%	-1.7 pts
Wyndham	22	3,579	64.6%	64.4%	0.2 pts
Hyatt	22	2,724	77.1%	79.5%	-2.4 pts
Radisson (2)	8	1,579	74.3%	74.0%	0.3 pts
Morgans	1	372	78.7%	85.3%	-6.6 pts
All Hotels Total / Average	323	49,902	70.3%	71.2%	-0.9 pts
RevPAR					
Marriott (no. 1)	53	7,609	$ 82.02	$ 82.47	(0.5%)
Marriott (no. 234)	68	9,120	94.58	95.35	(0.8%)
Marriott (no. 5)	1	356	270.46	242.93	11.3%
Subtotal / Average Marriott	122	17,085	92.64	92.68	—%
InterContinental (1)	99	16,237	92.93	90.58	2.6%
Sonesta (1)	49	8,326	84.93	86.95	(2.3%)
Wyndham	22	3,579	60.52	59.68	1.4%
Hyatt	22	2,724	87.40	87.50	(0.1%)
Radisson (2)	8	1,579	91.67	89.41	2.5%
Morgans	1	372	238.14	250.68	(5.0%)
All Hotels Total / Average	323	49,902	$ 89.91	$ 89.41	0.6%

(1) Operating data includes data for certain hotels for periods prior to when we acquired them.

(2) Operating data excludes data for certain hotels we sold during the period presented.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

Hospitality Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
31

COVERAGE BY OPERATING AGREEMENT AND MANAGER (1) Number of For the Twelve Months Ended Operating Agreement Properties 3/31/2018 12/31/2017 9/30/2017 6/30/2017 3/31/2017 Marriott (no. 1) 53 1.23x 1.25x 1.26x 1.28x 1.33x Marriott (no. 234) 68 1.11x 1.13x 1.12x 1.12x 1.13x Marriott (no. 5) 1 0.96x 0.91x 0.84x 0.80x 0.73x Subtotal Marriott 122 1.15x 1.16x 1.16x 1.16x 1.18x InterContinental 99 1.13x 1.15x 1.14x 1.17x 1.19x Sonesta 49 0.74x 0.77x 0.75x 0.80x 0.81x Wyndham 22 0.84x 0.84x 0.83x 0.83x 0.88x Hyatt 22 1.12x 1.13x 1.14x 1.13x 1.15x Radisson 8 1.37x 1.36x 1.35x 1.33x 1.30x Morgans 1 0.74x 0.82x 0.86x 0.90x 1.05x Subtotal Hotels 323 1.04x 1.06x 1.05x 1.07x 1.09x TA (No. 1) 40 1.65x 1.57x 1.58x 1.60x 1.60x TA (No. 2) 40 1.59x 1.50x 1.50x 1.51x 1.50x TA (No. 3) 39 1.57x 1.49x 1.50x 1.51x 1.52x TA (No. 4) 40 1.49x 1.38x 1.41x 1.44x 1.46x TA (No. 5) 40 1.64x 1.55x 1.56x 1.54x 1.55x Subtotal TA 199 1.59x 1.50x 1.51x 1.52x 1.53x Total 522 1.23x 1.21x 1.21x 1.22x 1.24x Number of For the Three Months Ended Operating Agreement Properties 3/31/2018 12/31/2017 9/30/2017 6/30/2017 3/31/2017 Marriott (no. 1) 53 0.92x 0.99x 1.50x 1.51x 1.00x Marriott (no. 234) 68 0.97x 0.97x 1.22x 1.30x 1.01x Marriott (no. 5) 1 1.10x 0.95x 1.05x 0.76x 0.90x Subtotal Marriott 122 0.96x 0.98x 1.31x 1.35x 1.00x InterContinental 99 0.94x 1.06x 1.25x 1.29x 0.99x Sonesta 49 0.43x 0.60x 0.82x 1.12x 0.52x Wyndham 22 0.29x 0.73x 1.15x 1.19x 0.30x Hyatt 22 1.06x 0.87x 1.17x 1.37x 1.10x Radisson 8 1.28x 0.96x 1.73x 1.53x 1.23x Morgans 1 1.01x 0.50x 0.97x 0.47x 1.34x Subtotal Hotels 323 0.82x 0.91x 1.19x 1.27x 0.88x TA (No. 1) 40 1.57x 1.51x 1.82x 1.68x 1.26x TA (No. 2) 40 1.57x 1.48x 1.70x 1.59x 1.20x TA (No. 3) 39 1.49x 1.42x 1.77x 1.59x 1.17x TA (No. 4) 40 1.48x 1.33x 1.61x 1.52x 1.04x TA (No. 5) 40 1.66x 1.53x 1.75x 1.63x 1.29x Subtotal TA 199 1.56x 1.46x 1.73x 1.60x 1.20x COVERAGE BY OPERATING AGREEMENT AND MANAGER AGREEMENT OPERATING COVERAGE BY Total 522 1.07x 1.09x 1.37x 1.38x 0.99x (1) We define coverage as combined total property level revenues minus all property level expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to us, divided by the minimum returns or rents due to us (which data is provided to us by our managers or tenants). Coverage amounts for our Sonesta, InterContinental and TA Nos. 1, 2, 3 and 4 agreements include data for certain hotels and travel centers for periods prior to when we acquired ownership of them. Coverage amounts for our Radisson agreement exclude data for certain hotels we sold during the period presented. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data. Hospitality Properties Trust 32 Supplemental Operating and Financial Data, March 31, 2018